Exhibit 99.1

[Grafic Omitted]


FOR IMMEDIATE RELEASE


   ACCESS INTEGRATED TECHNOLOGIES COMPLETES UNIQUESCREEN MEDIA ACQUISITION


MORRISTOWN, N.J., JULY 31, 2006 -- ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (NASDAQ:AIXD) today announced that it has completed the acquisition of privately held UniqueScreen Media Inc. ("USM"). Under terms of the deal, AccessIT acquired 100 percent of the outstanding stock of UniqueScreen.

USM is one of the leading movie-theatre advertising companies in North America, providing pre-show ads and entertainment to over 3,000 movie screens in over 300 theatres in 42 states. USM will become a unit of AccessIT's Media Services Group and its operating results will be in part reflected in AccessIT's fiscal second quarter 2007 report dated September 30, 2006.

"We are pleased to have quickly closed this important acquisition, one that will not only impact our operations dramatically, but is highly synergistic with our existing business, allowing us to deliver new and expanded content offerings to exhibitor customers," said Bud Mayo, chairman and CEO of AccessIT. "Preliminary discussions with UniqueScreen's exhibitor customers are going very well and there is clear interest in, and excitement about, our digital cinema rollout plan. Our goal is to fully leverage this important new asset."

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. The company's Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema. For more information on AccessIT, visit www.accessitx.com.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT's filings with the Securities and Exchange Commission, including AccessIT's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

                                    # # #

CONTACT:

Suzanne Tregenza Moore                      Michael Glickman
AccessIT                                    The Dilenschneider Group
55 Madison Avenue                           212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com